UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth below in Item 2.01 of this Current Report is incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 24, 2011 (the “Closing Date”), Kensey Nash Corporation (the “Company”) completed its acquisition of certain assets and certain operational liabilities comprising product lines of Norian Corporation (“Norian”), a wholly owned subsidiary of Synthes, Inc. (“Synthes”), pursuant to an Asset Purchase Agreement and related Agreement of Sale for 1230 Wilson Drive, West Chester, Pennsylvania (the “Property Purchase Agreement”), for a total purchase price of approximately $26 million ($22 million pursuant to the Asset Purchase Agreement and $4 million pursuant to the Property Purchase Agreement). The assets acquired pursuant to the Asset Purchase Agreement include, among others, certain intellectual property related to manufacturing the Norian product lines, certain contracts with vendors of Norian, an assembled workforce and inventory, as well as certain machinery and equipment. The Company acquired the 37,000 square foot building that currently houses the Norian manufacturing operation pursuant to the Property Purchase Agreement.

Under the terms of the Asset Purchase Agreement and the Property Purchase Agreement, approximately $12 million of the purchase price was paid on the Closing Date, from the Company’s available cash on hand. The Company will pay the remaining $14 million on the earlier of the date on which the transfer of manufacturing operation from the purchased West Chester, Pennsylvania facility to the Company’s facility located in Exton, Pennsylvania has been completed or the 18-month anniversary of the Closing Date.

On the Closing Date, the Company also entered into a Supply Agreement with Synthes USA Sales, LLC, a subsidiary of Synthes, which provides for the Company to be the exclusive manufacturer and supplier of the Norian product lines acquired by the Company under the Asset Purchase Agreement, pursuant to which Synthes will purchase all of its requirements for such products exclusively from the Company, on the terms set forth in the Supply Agreement. The Supply Agreement, which was effective on the Closing Date, has a term of 10 years and will automatically renew for successive two-year terms.

The foregoing descriptions of terms of the Asset Purchase Agreement, the Property Purchase Agreement and the Supply Agreement do not purport to be complete and are qualified in their entirety by reference to the actual provisions of the Asset Purchase Agreement, the Property Purchase Agreement and the Supply Agreement, which are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On May 24, 2011, the Company issued a press release relating to the acquisition, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement by and between Norian Corporation, KNC NOR Acquisition Sub, Inc. and Kensey Nash Corporation, a Delaware corporation, dated May 24, 2011.*

2.2	Agreement of Sale (for 1230 Wilson Drive, West Chester, Pennsylvania) by and between Norian Corporation and KNC NOR Acquisition Sub, Inc., dated May 24, 2011.*

10.1	Supply Agreement by and between Synthes USA Sales, LLC, and KNC NOR Acquisition Sub, Inc., dated May 24, 2011.**

99.1	Press Release of Kensey Nash Corporation dated May 24, 2011. (furnished herewith)

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

**	Portions of this exhibit were omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934 and Rule 406 under Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Dated: May 27, 2011

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